Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Trans Energy, Inc. on Form S-8 of our report, dated March 15, 2002, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, included in and incorporated by reference in the Annual Report on Form 10-KSB of Trans Energy, Inc. for the year ended December 31, 2001.





/s/ HJ & Associates, LLC
------------------------
    HJ & Associates, LLC
    Salt Lake City, Utah
    February 11, 2003

                                       1